Exhibit 10.2

Manpower Inc.

5301 North Ironwood Road

Milwaukee, Wisconsin 53217

December 10, 2003

Richard Pinola

1322 N. Tulip Dr.

West Chester, PA 19380

Dear Mr. Pinola:

Manpower Inc. (the “Corporation”) desires to retain experienced, well-qualified executives, like you, to work for the Corporation and/or its contemplated subsidiary Right Management Consultants, Inc. (“Right”) to assure the continued growth and success of the Corporation and all of its direct and indirect subsidiaries (collectively, the “Manpower Group”). Accordingly, as an inducement for you to continue your employment in order to assure the continued availability of your services to the Manpower Group, we have agreed to the terms set forth in this letter agreement (the “Change of Control Letter”). The terms of this Change of Control Letter will become effective (the “Effective Date”) upon the Appointment Time, as that term is defined in a merger agreement by and between the Corporation, Right and the Manpower Acquisition Corp., entered into as of the same date hereof.

1.	Definitions. For purposes of this Change of Control Letter:

(a)	Cause. Termination by the Manpower Group of your employment with the Manpower Group for “Cause” will mean termination upon (i) your gross misconduct or (ii) your conviction or plea of guilty or nolo contendere to a crime which substantially relates to the circumstances of your position with the Manpower Group, is demonstrably and materially injurious to the Corporation or which has material adverse effect on the Manpower Group.

(b)	Change of Control. A “Change of Control” will mean the first to occur of the following:

(i)

the acquisition (other than from the Corporation), by any Person (as defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of more than 50% of the then outstanding shares of common stock of the Corporation or voting securities representing more than 50% of the

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December 10, 2003

combined voting power of the Corporation’s then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Change of Control shall be deemed to have occurred as a result of an acquisition of shares of common stock or voting securities of the Corporation (A) by the Corporation, any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries or (B) by any other corporation or other entity with respect to which, following such acquisition, more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of such other corporation or entity are then beneficially owned, directly or indirectly, by the persons who were the Corporation’s shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Corporation’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(ii)	the consummation of any merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the surviving or consolidated corporation being then beneficially owned, directly or indirectly, by the persons who were the Corporation’s shareholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of the Corporation’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(iii)	the consummation of any liquidation or dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation; or

(iv)

individuals who, as of the date of this letter, constitute the Board of Directors of the Corporation (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date of this letter whose election, or nomination for election by the shareholders of the Corporation, was approved by at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this letter, considered as though such person were a member of the

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December 10, 2003

Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c); or

(v)	whether or not conditioned on shareholder approval, the issuance by the Corporation of common stock of the Corporation representing a majority of the outstanding common stock, or voting securities representing a majority of the combined voting power of the outstanding voting securities of the Corporation entitled to vote generally in the election of directors, after giving effect to such transaction.

(vi)	while you are employed by Right, the acquisition in any one transaction or series of transactions by one or more persons other than members of the Manpower Group (A) of all or substantially all of the assets of Right or (B) of more than 50% of the then outstanding shares of common stock of Right or voting securities representing more than 50% of the combined voting power of the then outstanding voting securities of Right entitled to vote generally in the election of directors.

Following the occurrence of an event which is not a Change of Control whereby there is a successor holding company to the Corporation, or, if there is no such successor, whereby the Corporation is not the surviving corporation in a merger or consolidation, the surviving corporation or successor holding company (as the case may be), for purposes of this letter, shall thereafter be referred to as the Corporation.

(c)	Good Reason. “Good Reason” will mean, without your consent, the occurrence of any one or more of the following during the Term:

(i)	a reduction in the duties assigned to you that is material based on your overall responsibilities and authority (ignoring incidental duties) prior to and after such reduction in duties, provided you object to such reduction in duties by written notice to the Corporation within twenty business days after it is made and the Corporation fails to cure, if necessary, within ten business days after such notice is given;

(ii)	any material breach of the Compensation Agreement or this Change of Control Letter by the Corporation which remains uncured ten business days after you give written notice to the Corporation which specifies the breach;

(iii)	any reduction in your base salary as in effect from time to time or a failure by the Manpower Group to provide an arrangement for you for any fiscal

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year of the Manpower Group giving you the opportunity to earn an incentive bonus for such year;

(iv)	your being required by the Manpower Group to change the location of your principal office to one in excess of twenty-five miles from the Right’s home office in Pennsylvania provided you deliver a Notice of Termination to the Manpower Group within ninety days after you are notified of any such requirement to change location; or

(v)	any reduction in the amount of the annual bonus received by you for a given fiscal year (calculated on a prorated basis for partial years) within two years after the occurrence of a Change of Control, as compared to the amount of the annual bonus received by you (prorated for comparison to partial years) for either of the two fiscal years of the Manpower Group immediately preceding the fiscal year in which a Change of Control occurred, unless the bonus for such given fiscal year is based on criteria to which you have agreed.

Your continued employment or failure to give Notice of Termination will not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder except as otherwise provided.

(d)	Notice of Termination. Any termination of your employment by the Corporation and/or Right, or termination by you for Good Reason during the Term will be communicated by Notice of Termination to the other party hereto. A “Notice of Termination” will mean a written notice which specifies a Date of Termination (which date shall be on or after the date of the Notice of Termination) and, if applicable, indicates the provision in this letter applying to the termination and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

(e)	Date of Termination. “Date of Termination” will mean the date specified in the Notice of Termination where required (which date shall be on or after the date of the Notice of Termination) or in any other case upon your ceasing to perform services for the Manpower Group.

(f)	Protected Period. The “Protected Period” shall be a period of time determined in accordance with the following:

(i)

if a Change of Control is triggered by an acquisition of shares of common stock of the Corporation pursuant to a tender offer, the Protected Period shall commence on the date of the initial tender offer and shall continue through and including the date of the Change of Control, provided that in

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no case will the Protected Period commence earlier than the date that is six months prior to the Change of Control;

(ii)	if a Change of Control is triggered by a merger or consolidation of the Corporation with any other corporation, the Protected Period shall commence on the date that serious and substantial discussions first take place to effect the merger or consolidation and shall continue through and including the date of the Change of Control, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Change of Control; and

(iii)	in the case of any Change of Control not described in clause (i) or (ii) above, the Protected Period shall commence on the date that is six months prior to the Change of Control and shall continue through and including the date of the Change of Control.

(g)	Term. The “Term” will be a period beginning on the Effective Date and ending on the Date of Termination.

(h)	Benefit Plans. “Benefit Plans” means all benefits of employment referenced in Section 7(a) of the Compensation Agreement, and the additional benefit described in Section 9 of the Compensation Agreement. All references in this Change of Control Letter to payments in accordance with the terms of the Benefit Plans shall be deemed to include amounts payable pursuant to Section 9 of the Compensation Agreement .

(i)	Compensation Agreement. The “Compensation Agreement” means the letter of even date from the Corporation to you, as accepted by you, regarding your compensation and benefits.

2.	Compensation and Benefits on Termination.

(a)	Termination by the Corporation and/or Right for Cause or by You Other Than for Good Reason. If your employment with the Manpower Group is terminated by the Corporation and/or Right for Cause or by you other than for Good Reason, the Corporation and/or Right will pay you or provide you with (i) your full base salary as then in effect through the Date of Termination, (ii) any incentive compensation payable to you in accordance with the incentive compensation plans referred to in the Compensation Agreement and (iii) all benefits to which you are entitled under any Benefit Plans in accordance with the terms of such plans. The Manpower Group will have no further obligations to you.

Richard Pinola

December 10, 2003

(b)	Termination of Reason of Disability or Death. If your employment with the Manpower Group terminates during the Term by reason of your disability or death, the Corporation and/or Right will pay you or provide you with (i) your full base salary as then in effect through the Date of Termination, (ii) any incentive compensation payable to you in accordance with the incentive compensation plans referred to in the Compensation Agreement and (iii) all benefits to which you are entitled under any Benefit Plans in accordance with the terms of such plans. The Corporation and/or Right shall be entitled to terminate your employment by reason of your disability if you become disabled and entitled to benefits under the terms of the long-term disability plan of the Corporation. The Manpower Group will have no further obligations to you.

(c)	Termination for Any Other Reason.

(i)	If your employment with the Manpower Group is terminated during the Term either (1) during a Protected Period or; (2) within two years after the occurrence of a Change of Control if the reason for your termination of employment is any reason not specified in Subsection 2(a) or (b), above; or (3) within eighteen months of the Effective Date and the reason for your termination is any reason not specified in Subsection 2(a) above, you will be entitled to the following:

(A)	the Corporation and/or Right will pay you your full base salary through the Date of Termination at the rate in effect at the time Notice;

(B)	the Corporation and/or Right will pay you, your unpaid bonus, if any, attributable to any complete fiscal year of the Manpower Group ended before the Date of Termination;

(C)	the Corporation and/or Right will pay you any incentive compensation payable to you in accordance with the incentive compensation plans referred to in the Compensation Agreement;

(D)	the Corporation and/or Right will pay as a severance benefit to you a lump-sum payment equal to two times the sum of (i) your annual base salary in effect at the time Notice of Termination is given and (ii) the amount of your largest annual bonus in the three calendar year periods in which you earned a bonus immediately preceding the Date of Termination; and

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December 10, 2003

(E)	for a 24-month period after the Date of Termination, the Corporation and/or Right will arrange (i) to provide you with the benefits described in Paragraph 7(b) of the Compensation Agreement for the 24-month period following your Date of Termination; and (ii) to provide you and your eligible dependents, at the Corporation’s expense, with benefits under the medical, dental, life, and disability plans of the Manpower Group, or benefits substantially similar to the benefits you were receiving during the 90-day period immediately prior to the time Notice of Termination is given under the named plans; provided, however, that benefits otherwise receivable by you pursuant to this Subsection 2(c)(i)(E)(ii) will be reduced to the extent other comparable benefits are actually received by you during the 24-month period following your termination, and any such benefits actually received by you will be reported to the Corporation; provided, further that any insurance continuation coverage that you may be entitled to receive under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) will commence on the Date of Termination.

(ii)	If your employment with the Manpower Group is terminated during the Term for any reason not specified in Subsection 2(a) or (b), above, and Subsection 2(c)(i) does not apply to the termination, you will be entitled to the following:

(A)	the Corporation and/or Right will pay you your full base salary through the Date of Termination at the rate then in effect;

(B)	the Corporation and/or Right will pay you, your unpaid bonus, if any, attributable to any complete fiscal year of the Manpower Group ended before the Date of Termination;

(C)	the Corporation and/or Right will pay you any incentive compensation payable to you in accordance with the incentive compensation plans referred to in the Compensation Agreement;

(D)	the Corporation and/or Right will pay as a severance benefit to you a lump-sum payment equal to the amount of your annual base salary as then in effect plus the amount of your largest annual bonus for the three calendar years of the Corporation immediately preceding the Date of Termination; and

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December 10, 2003

(E)	for the twelve-month period after the Date of Termination, you and your eligible dependents will continue to receive benefits under the medical and dental plans of the Corporation as if your employment by the Corporation and/or Right did not terminate; provided, that the payments or benefits otherwise receivable by you pursuant to this Subsection 2(c)(ii)(E) will be reduced to the extent other comparable payments or benefits are actually received by you during the twelve-month period following your termination, and any such payments or benefits actually received by you will be reported to the Corporation; and provided, further that any insurance continuation coverage that you may be entitled to receive under COBRA or similar state laws will commence on the Date of Termination;

The amounts paid to you pursuant to Subsection 2(c)(i)(D) or 2(c)(ii)(D) will not be included as compensation for purposes of any qualified or nonqualified pension or welfare benefit plan of the Manpower Group. Notwithstanding the above, if the Corporation, based on advice of its legal or tax counsel, determines that any of the amounts otherwise to be paid to you pursuant to Subsection 2(c)(i)(D) or 2(c)(ii)(D), when added to any other payment or benefit received or to be received by you in connection with the Change of Control or the termination of your employment, will be subject to the excise tax imposed by section 4999 of the Internal Revenue Code (or any similar tax that hereafter may be imposed), the amounts otherwise to be paid to you pursuant to Subsection 2(c)(i)(D) or 2(i)(ii)(D) will be reduced to the maximum amount that will result in no portion of the amounts to be paid to you pursuant to Subsection 2(c)(i)(D) or 2(c)(ii)(D) being subject to such excise tax. Notwithstanding the foregoing, the reduction of benefits described above in the previous sentence shall not apply in the event that the provisions in Subsection 2(d)(i) below apply because of an Option Acceleration.

(d)	Golden Parachute Tax.

(i)

Notwithstanding anything contained in this Change of Control Letter to the contrary, in the event that the accelerated vesting of stock options which were granted to you by the Corporation on the Effective Date (the “Manpower Options” and the “Option Acceleration”) causes any payment or distribution to or for your benefit from the Corporation or any affiliate of the Corporation (a “Payment” or “Payments”) to become subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or any interest or penalties are incurred by you with respect to such excise tax (such excise tax, together with any interest and penalties, are collectively referred to as the “Excise Tax”), then you shall be entitled to receive an additional payment (a “Gross-Up Payment”)

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December 10, 2003

in an amount such that after payment by you of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, you retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. For these purposes, the Manpower Options will cause a payment to be subject to the Excise Tax if Payments would not be subject to the Excise Tax if there Option Acceleration is not considered but such Payments do become subject to the Excise Tax when the Option Acceleration is considered.

(ii)	A determination shall be made as to whether and when a Gross-Up Payment is required pursuant to this Section 2(d) and the amount of such Gross-Up Payment, such determination to be made within fifteen business days of the Date of Termination, or such other time as requested by the Corporation or by you (provided you reasonably believe that any of the Payments may be subject to the Excise Tax). Such determination shall be made by a national independent accounting firm selected by you (the “Accounting Firm”). All fees, costs and expenses (including, but not limited to, the cost of retaining experts) of the Accounting Firm shall be borne by the Corporation and the Corporation shall pay such fees, costs and expenses as they become due. The Accounting Firm shall provide detailed supporting calculations, acceptable to you, both to the Corporation and you. The Gross-Up Payment, if any, as determined pursuant to this Subsection 2(d)(ii) shall be paid by the Corporation to you within five business days of the receipt of the Accounting Firm’s determination. Any such initial determination by the Accounting Firm of whether or when a Gross-Up Payment is required and, if such a payment is required, the amount thereof shall be binding upon the Corporation and you subject to the application of Subsection 2(d)(iii).

(iii)

As a result of the uncertainty in the application of sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an “Overpayment”) or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an “Underpayment”). An Underpayment shall be deemed to have occurred upon notice (formal or informal) to you from any governmental taxing authority that your tax liability (whether in respect of your then current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Corporation has failed to make a sufficient Gross-Up Payment. An Overpayment shall be deemed to have occurred upon a “Final Determination” (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments with respect

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to which you had previously received a Gross-Up Payment. A Final Determination shall be deemed to have occurred when you have received from the applicable governmental taxing authority a refund of taxes or other reduction in your tax liability by reason of the Overpayment and upon either (A) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds you and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (B) the expiration of the statute of limitations with your applicable tax return. If an Underpayment occurs, you shall promptly notify the Corporation and the Corporation shall pay to you at least five business days prior to the date on which the applicable governmental taxing authority has requested payment, an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties imposed on the Underpayment. If an Overpayment occurs, the amount of the Overpayment shall be treated as a loan by the Corporation to you and you shall, within ten business days of the occurrence of such Overpayment, pay to the Corporation the amount of the Overpayment plus interest at an annual rate equal to the rate provided for in section 1274(b)(2)(B) of the Code from the date the Gross-Up Payment (to which the Overpayment relates) was paid to you.

(iv)	Notwithstanding anything contained in this letter to the contrary, in the event it is determined that an Excise Tax will be imposed on any Payment or Payments, the Corporation shall pay to the applicable governmental taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Corporation has actually withheld from the Payment or Payments.

(e)	Payment. The payments provided for in Subsections 2(c) or 2(d), above, will be made not later than the later of (i) the tenth business day following the Date of Termination or (ii) the date on which the Release referred to in Section 2(f) becomes irrevocable. If any of such payments is not made when due (hereinafter a “Delinquent Payment”), in addition to such principal sum, the Corporation will pay you interest on any and all such Delinquent Payments from the date due computed at the prime rate, compounded monthly. If any of such payments is not made when due (hereinafter a “Delinquent Payment”), in addition to such principal sum, the Corporation and/or Right will pay you interest on any and all such Delinquent Payments from the date due computed at the prime rate, plus 5%, as published in the Midwest edition of The Wall Street Journal, compounded monthly.

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December 10, 2003

(f)	Release of Claims. Notwithstanding the foregoing, neither the Corporation or Right will pay you, and you have no right to receive, any benefits described in Section 2, above, unless and until you execute, and there shall be effective following any statutory period for revocation, a release, in substantially the form attached as Exhibit A to this Change of Control Letter.

(g)	Forfeiture. Notwithstanding the foregoing, your right to receive the payments and benefits to be provided to you under this Section 2 beyond those described in Subsection 2(a), above, is conditioned upon your performance of the obligations stated in Section 3, below, and in Section 9 of the Compensation Agreement, and upon your breach of any such obligations, you will immediately return to the Corporation the amount of such payments and benefits and you will no longer have any right to receive any such payments or benefits.

3.	Noncompetition Agreement.

(a)	Noncompetition. During the term of your employment with the Manpower Group, you will not assist any competitor of any company in the Manpower Group in any capacity. During the one-year period which immediately follows the termination of your employment with the Manpower Group, you will not, directly or indirectly, provide services or assistance of a nature similar to the services provided to the Manpower Group during the term of your employment with the Manpower Group to any entity engaged in the business of providing temporary staffing services anywhere in the United States or any other country in which the Manpower Group conducts business as of the Date of Termination which has, together with its affiliated entities, annual revenues from such business in excess of $500,000,000. In addition, during the one-year period which immediately follows the termination of your employment with the Manpower Group, you will not, directly or indirectly, provide services or assistance of a nature similar to the services provided to Right during the term of your employment with the Manpower Group to any entity engaged in the business of providing career transition and organizational consulting anywhere in the United States or any other country in which Right conducts business as of the Date of Termination which has, together with its affiliated entities, annual revenues from such business in excess of $100,000,000. You acknowledge that the scope of this limitation is reasonable in that, among other things, providing any such services or assistance during such one-year period would permit you to use unfairly your close identification with the Manpower Group and/or Right and would involve the use or disclosure of confidential information pertaining to the Manpower Group.

(b)	Injunction. You recognize that irreparable and incalculable injury will result to the Manpower Group and its businesses and properties in the event of your breach

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of any of the restrictions imposed by Subsection 3(a), above. You therefore agree that, in the event of any such actual, impending or threatened breach, the Corporation and/or Right will be entitled, in addition to the remedies set forth in Subsection 2(h), above, and any other remedies and damages, to temporary and permanent injunctive relief (without the necessity of posting a bond or other security) restraining the violation, or further violation, of such restrictions by you and by any other person or entity from whom you may be acting or who is acting for you or in concert with you.

(c)	Nonapplication. Notwithstanding the above, this Section 3 will not apply if your employment with the Corporation and/or Right is terminated by you for Good Reason or by the Corporation without Cause either during a Protected Period or within two years after the occurrence of a Change of Control.

4.	Vesting of Options. Except in the event the termination of your employment is for Cause or without Good Reason, any unvested options you hold on the Termination Date will vest and become immediately exercisable at such time.

5.	Unemployment Compensation. The severance benefits provided for in Subsection 2(c)(i)(D) will be assigned for unemployment compensation benefit purposes to the two-year period following the Date of Termination, and the severance benefits provided for in Subsection 2(c)(ii)(D) will be assigned for unemployment compensation purposes to the one-year period following the Date of Termination, and you will be ineligible to receive, and you agree not to apply for, unemployment compensation during such periods.

6.	No Mitigation. You will not be required to mitigate the amount of any payment or benefit provided for in Section 2 by seeking other employment or otherwise, nor will the amount of any payment provided for in Section 2, unless otherwise provided herein, be reduced by any compensation earned by you as the result of employment by another employer after the Date of Termination, or otherwise.

7.

Nondisparagement. Upon your termination of employment with the Manpower Group for any reason, the Manpower Group agrees to maintain a positive and constructive attitude and demeanor toward you, and agrees to refrain from making any derogatory comments or statements of a negative nature about you. Upon your termination of employment with the Manpower Group for any reason, you agree to maintain a positive and constructive attitude and demeanor toward the Manpower Group, and agree to refrain from making derogatory comments or statements of a negative nature about the Manpower Group, its officers, directors, shareholders, agents, partners, representatives and employees, to anyone. However, the foregoing will not preclude Manpower and/or Right from providing truthful information about you concerning your employment or termination of employment with the Manpower in response to an inquiry from a prospective employer in

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connection with your possible employment, and will not preclude either party from providing truthful testimony pursuant to subpoena or other legal process or in the course of any proceeding that may be commenced for purposes of enforcing this agreement.

8.	Successors; Binding Agreement. This Change of Control Letter will be binding on the Corporation and its successors and will inure to the benefit of and be enforceable by your personal or legal representatives, heirs and successors.

9.	Notice. Notices and all other communications provided for in this letter will be in writing and will be deemed to have been duly given when delivered in person, sent by telecopy, or mailed by United States registered or certified mail, return receipt requested, postage prepaid, and properly addressed to the other party.

10.	No Right to Remain Employed. Nothing contained in this letter will be construed as conferring upon you any right to remain employed by the Corporation or any member of the Manpower Group or affect the right of the Corporation or any member of the Manpower Group to terminate your employment at any time for any reason or no reason, subject to the obligations of the Corporation and the Manpower Group as set forth herein.

11.	Modification. No provision of this letter may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing by you and the Corporation.

12.	Withholding. The Corporation shall be entitled to withhold from amounts to be paid to you hereunder any federal, state, or local withholding or other taxes or charges which it is, from time to time, required to withhold under applicable law.

13.	Previous Agreement. This letter, upon acceptance by you, and the Compensation Agreement expressly supersedes any and all previous agreements or understandings relating to your employment by the Corporation, Right or any other of the Manpower Group or the termination of such employment, and any such agreement or agreements shall, as of the date of your acceptance, have no further force or effect.

14.	Controlling Law. This Change of Control Letter and all questions relating to its validity, interpretation and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding the conflicts-of-law doctrines of such state.

15.	Provisions Separable. The provisions of this agreement are independent and separable from each other and no provision shall be rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or part.

Richard Pinola

December 10, 2003

If you are in agreement with the foregoing, please sign and return one copy of this letter which will constitute our agreement with respect to the subject matter of this letter.

Sincerely, MANPOWER INC.

By:	/S/ JEFFREY A. JOERRES

Agreed as of the 10th day of December, 2003.

/s/ RICHARD PINOLA

Richard Pinola

Richard Pinola

December 10, 2003

Exhibit A

COMPLETE AND PERMANENT RELEASE

The undersigned, formerly an employee of Manpower Inc. (“Manpower”) and Right Management Consultants, Inc. (“Right”) (the “Employee”), has entered into a Change of Control Letter with Manpower dated as of December 10, 2003, as amended from time to time (the “Change of Control Letter”), part of the consideration for which is that Employee execute this Complete and Permanent Release and not revoke it within the statutory period for revocation.

Employee, by signing below, hereby agrees that execution of this Release operates to, and hereby does, release Right and Manpower, their parent corporations, their subsidiaries and affiliates, their predecessors in interest and their present, future or former employees, officers, directors, stockholders, representatives, agents, successors and assigns (the “Released Parties”) from all claims or demands and all rights to any monetary payment or recovery (the “Claims”) the Employee has had, presently has or may have, arising out of the Employee’s employment with Right or Manpower or the termination of that employment, which Claims are based on facts or circumstances existing prior to the date the Employee signs this Release, regardless of whether such facts or circumstances are currently known or unknown by the Employee, including, without limitation, a release of any Claims the Employee may have based on the Pennsylvania Human Relations Act, the Pennsylvania Equal Pay Law, the Pennsylvania Wage Payment and Collection Law, the Pennsylvania Minimum Wage Act of 1968, the Civil Rights Act of 1866, as amended, the Civil Rights Act of 1991, as amended; the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act; the Equal Pay Act of 1963, any and all laws of any state concerning wages, employment and discharge; any state or local municipality fair employment statutes or laws; and any other law, rule, regulation or ordinance or common law cause of action, whether arising in contract or tort, pertaining to employment, terms and conditions of employment, or termination of employment. Nothing in this Release shall affect the rights and responsibilities of the Equal Employment Opportunity Commission (the “EEOC”) to enforce the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, or any other applicable law. Nothing in this Release shall adversely affect the Employee’s rights to enforce his rights to receive post-termination benefits payable to him pursuant to Section 2 of the Change of Control Letter or his rights to receive benefits under any qualified or nonqualified employee benefit plans and arrangements of Right in which he participated prior to the merger of the Manpower Merger Sub into Right (the “Merger”) including, the Employee’s Supplemental Deferred Compensation Agreement, the Employee’s benefits under the Right Supplemental Executive Retirement Plan, and the Employee’s benefits under the Right Nonqualified Deferred Compensation Plan.

Employee hereby irrevocably and unconditionally releases and forever discharges the Released Parties and all persons acting by, through, under, or in concert with any of them from

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any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected which Employee had or claimed to have or which Employee may have or claim to have regarding events that have occurred as of or before the last day of Employee’s employment with the Released Parties.

The Employee has twenty-one (21) days from the date the Employee receives this Release to sign and return this Release to Manpower, but in no event may the Employee sign this Release prior to the first day subsequent to the termination of his employment with Manpower or Right. By signing below, the Employee agrees to and acknowledges that the payments pursuant to the Change of Control Letter (a) are in lieu of any amount that such Employee would otherwise receive under any other severance plan of Manpower and Right, (b) shall not be taken into account for purposes of determining benefits under any retirement, deferred compensation, welfare or other benefit plans of Right or Manpower, whether qualified or nonqualified and (c) shall be reduced by any Federal, State or local withholding or other taxes as required under applicable law.

Notwithstanding the foregoing, this Complete and Permanent Release does not waive rights, if any, the Employee or his successors and assigns may have under or pursuant to, or release the Released Parties from obligations, if any, they may have to the Employee or to his successors and assigns on claims arising out of, related to or asserted under or pursuant to, any officers and directors’ insurance coverage, any indemnity agreement between Right or Manpower and the Employee or any rights to indemnification contained in or acquired pursuant to any provision of the certificate of incorporation or by-laws of Right, Manpower or applicable law.

Payments will be made in accordance with the Change of Control Letter except in no event will the payments under the Change of Control Letter commence before the expiration of the period allowable for revocation as set forth below. Upon execution, this Release should be returned to the Human Resources Department of Manpower at 5301 North Ironwood Road, Milwaukee, Wisconsin 53217. The Employee has seven (7) calendar days from the date that the Employee signs this Release to revoke this Release by giving written notice of the Employee’s intent to do so to Manpower. Such revocation will not be effective unless written notice of the revocation is, via mail or hand delivery, directed to and received by                      at                     , on or before 5:00 p.m. Central Time on the seventh (7th) calendar day following the date you signed this document. If delivered by mail, such revocation will be deemed as received on the date the revocation is mailed provided that it is (i) postmarked within the 7-day Revocation Period, (ii) properly addressed as provided above, and (iii) sent by certified mail, return receipt requested. This Release shall not become effective or enforceable until this seven (7) day period has expired. If the Employee revokes this Release, the Employee will not receive the Payments.

Richard Pinola

December 10, 2003

The Employee is advised to consult with an attorney before signing this Release.

AGREED TO AND ACCEPTED THIS      DAY OF                     , 20    .

Richard Pinola

MANPOWER INC.

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